Filed Pursuant to Rule 424(b)(2)
Registration No. 333-155455

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 9, 2009)

Sanders Morris Harris Group Inc.

Common Stock

Warrants to Purchase Common Stock

Common Stock Issuable Upon Exercise of Warrants

We have entered into an agreement dated as of November 8, 2009, as amended on December 9, 2009, with Fletcher International, Ltd. (“Fletcher” or “you”), pursuant to which we are offering to issue and sell to Fletcher (a) 1,071,429 shares (the “Shares”) of our common stock and (b) warrants (the “Warrants”) to purchase up to an additional $7,500,000 face amount of shares of our common stock (as well as shares of our common stock issuable from time to time upon exercise of the Warrants). In addition, we may be required by the terms of our agreement with Fletcher to issue from time to time a number of shares of our common stock (“Future Shares”) to Fletcher in connection with certain future issuances of shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, our capital stock or our announcement of one or more restatements, or the occurrence of one or more restatements, of our financial statements.

We are offering the Shares, including the Future Shares, and the Warrants directly to Fletcher under the agreement.

The purchase price for the Shares is $7.00 per share. No separate consideration will be paid for the Future Shares or the Warrants. The exercise price of the Warrants will be $5.75 per share, subject to adjustment as further described herein, and subject to the net settlement provisions of the Warrants.

Our common stock is listed on the Nasdaq Global market under the symbol “SMHG.” The last reported sales price of our common stock on December 11, 2009, was $5.13 per share. We do not plan to list the Warrants on the Nasdaq Global Market, any national securities exchange, or any other nationally recognized trading system.

We expect to issue the Shares and the Warrants to Fletcher on or about December 28, 2009, and December 14, 2009, respectively. The Warrants may be exercised from time to time until the tenth anniversary of its issuance.

You should carefully read this prospectus supplement and the accompanying prospectus before you invest. Both documents contain information you should carefully consider before making your investment decision.

Investing in our securities involves risks. Before investing in our securities, you should carefully read the discussion of material risks of investing in our securities on page S-3 of this prospectus supplement under the heading “Risk Factors,” as well as the risk factors discussed in the documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and which we incorporate into this prospectus supplement and the accompanying prospectus by reference.

	Per Share	Total
Offering Price of Shares	$7.00	$7,500,000
Proceeds to us after Expenses(1)	$6.86	$7,350,000

(1)	The proceeds shown exclude proceeds that we may receive upon exercise of the Warrants. We estimate the total expenses of this offering will be approximately $150,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No underwriter or placement agent has been involved in the preparation of, or has performed any review of, this prospectus supplement or the accompanying prospectus.

The date of this prospectus supplement is December 11, 2009.

Prospectus Supplement

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is correct on any date after their respective dates, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we are offering to sell to you shares of our common stock and warrants to purchase shares of our common stock using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of the offering. The accompanying base prospectus gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus. If the description of the offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated, the information set forth herein regarding proceeds from this offering does not include any proceeds from the exercise of the Warrants.

As used in this prospectus supplement, the terms “Sanders Morris Harris Group,” “SMHG,” the “Company,” “we,” “our” or “us” means Sanders Morris Harris Group Inc., a Texas corporation, and its predecessors and subsidiaries, unless the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by our company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by the use of forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement, and those discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. You should also carefully consider the matters discussed under “Risk Factors” in the accompanying prospectus and in our most recently filed annual report on Form 10-K, which is incorporated by reference in this prospectus supplement.

Company Overview

The Company is a holding company that, through its subsidiaries and affiliates, provides wealth management and capital markets services to a large and diversified group of clients and customers, including individuals, corporations, and financial institutions. A summary of these services follows:

•

Our Wealth Management segment provides investment advisory, wealth and investment management, and financial planning services to high net worth and mass affluent individuals and institutions, including investment strategies and alternatives, tax efficient estate and financial planning, trusts, and agent/fiduciary investment management services, throughout their financial life cycle, as well as private client brokerage services. In addition, we provide specialized asset management products and services in specific investment styles to corporations and institutions both through internal marketing efforts and externally through formal sub-advisory relationships and other distribution arrangements with third parties.

•	Our Capital Markets segment provides investment banking, institutional equity and fixed income brokerage, and prime brokerage services to institutional clients.

•

Investment Banking includes capital raising, public offerings, and private placements of equity and debt securities, financial advisory services, including advice on mergers, acquisitions and restructurings, and merchant banking services.

•

Institutional Brokerage provides institutional equity and fixed income brokerage and institutional research to a broad array of institutions throughout North America, Europe, and Asia, including banks, retirement funds, mutual funds, endowments, investment advisors, and insurance companies.

•	Prime Brokerage Services provides trade execution, clearing, bookkeeping, reporting, securities borrowing, financing, research, and fund raising to hedge fund clients.

We are exposed to volatility and trends in the general securities market and the economy and we are currently facing difficult market and economic conditions. Due to the downturn in the market and the economic recession that began during the second half of 2008, client assets declined during the last half of 2008 and into the first quarter of 2009. However, during the second quarter of 2009, the market began to improve and client assets have recovered resulting in, among other things, higher fee and commission revenue. Client assets under management or advisement were as follows:

Client Assets(1) (in millions)
December 31, 2007	$11,344
March 31, 2008	11,342
June 30, 2008	10,979
September 30, 2008	10,290
December 31, 2008	8,627
March 31, 2009	8,501
June 30, 2009	9,534
September 30, 2009	10,595

(1) Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms.

Fiscal year 2008 and the first quarter of 2009 was a very challenging environment for the capital markets given the unprecedented events on Wall Street that led to increased uncertainty and turmoil in the United States economy and global financial markets. We made the necessary adjustments to our business and adapted to the current environment. We focused on the following items:

•	preserving capital and retaining key people in order to emerge as a strong player once market stability returns;

•	reducing compensation and non-compensation expenses in order to operate on a positive cash basis;

•	closing offices that have been unprofitable;

•	exiting business units that are subject to revenue and profit volatility; and

•	acquiring wealth management businesses that enhance or complement our existing franchise value.

Corporate Information

We were incorporated as a Texas corporation on August 17, 1998. Our principal executive offices are located at 600 Travis, Suite 5800, Houston, Texas 77002, and our telephone number at that location is (713) 224-3100.

THE OFFERING

Issuer	Sanders Morris Harris Group Inc.

Common Stock Offered	1,071,429 shares. In addition, we may be required to issue additional shares of common stock (“Future Shares”) to Fletcher in connection with (1) certain future issuances of shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of our capital stock or (2) our announcement of one or more restatements, or the occurrence of one or more restatements, of our financial statements.

Purchase Price of Common Shares	$7.00 per share. No additional consideration will be paid with respect to the Future Shares, if any.

Warrants to be Offered	Warrants to purchase up to an additional $7,500,000 face amount of shares of our common stock. In addition, we may be required by the terms of our agreement with Fletcher to issue from time to time Future Shares to Fletcher in connection with (1) certain future issuances of shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, our capital stock or (2) our announcement of one or more restatements, or the occurrence of one or more restatements, of our financial statements.

Exercise Price of Warrants	$5.75 per share, subject to adjustment as described herein, and subject to the net settlement provision of the Warrants. No additional consideration will be paid for the Warrants or the Future Shares, if any.

Warrant Exercisability	Immediately exercisable upon issuance.

Warrant Termination Date	Tenth anniversary of the issuance date.

Common stock outstanding after the offering	29,564,275.

RISK FACTORS

You should carefully consider the risks described below, as well as those described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, and in the accompanying prospectus. In addition, you should also read the other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision. If any of such risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment in us.

Risks Relating to this Offering

You will experience immediate dilution in the tangible book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $7.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.13 per share, or 45% of the offering price, in the net tangible book value of the common stock you purchase. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 1,071,429 shares of common stock that we are offering will be approximately $7.35 million, based on the offering price of $7.00, after deducting estimated fees and expenses of this offering payable by us. If the Warrants are exercised in full, the net proceeds from the sale of the 1,304,347 shares of common stock underlying the Warrants will be approximately $7.5 million, based on an exercise price of $5.75 per share; provided, however, that the Warrants include a cashless exercise option, which, if elected by either Fletcher or us, would result in no proceeds to us.

We currently intend to use the net proceeds from the sale of the offered securities to repay outstanding debt and for general corporate purposes. These general purposes may include capital expenditures, working capital, and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities.

DILUTION

Our net tangible book value at September 30, 2009, was $3.75 per share of common stock based on 28,489,486 shares of common stock outstanding on that date. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding.

After giving effect to the sale by us of 1,071,429 shares of common stock at an offering price of $7.00 per share, less the estimated fees and expenses of the offering payable by us, our net tangible book value (unaudited) at September 30, 2009, would have been approximately $114.3 million, or $3.87 per share. This represents an immediate increase in the net tangible book value of $0.09 per share to existing stockholders and an immediate dilution of $3.13 per share, or 45% of the purchase price paid for a share of common stock by an investor in this offering. The following table illustrates this per share dilution:

Offering price per share		$7.00
Net tangible book value per share as of September 30, 2009	$3.75
Increase in net tangible book value per share attributable to sale of common stock in the offering	$0.09

As adjusted net tangible book value per share after the offering		$3.87

Dilution in net tangible book value per share to the purchaser of common stock in the offering		$3.13

DETERMINATION OF OFFERING PRICE

We established the price for the sale of Shares following negotiations with Fletcher and with reference to the prevailing market price of our common stock and other factors.

DIVIDEND POLICY

In 2002, our board of directors instituted a policy of paying regular quarterly dividends on our common stock. During 2005, we increased the declared quarterly dividend payment to $0.045 per share (an annual amount of $0.18 per share). In November 2009, the board of directors declared a cash dividend for the fourth quarter of 2009 in the amount of $0.045 per share payable in January 2010. Our declaration and payment of future dividends is subject to the discretion of our board of directors. In exercising this discretion, the board of directors will take into account various factors, including general economic and business conditions, our strategic plans, our financial results and condition, our expansion plans, any contractual, legal and regulatory restrictions on the payment of dividends, and such other factors the board considers relevant. In the event that dividends are paid in consideration other than cash or shares of our common stock or in an amount or frequency exceeding $0.045 per quarter, in each case while the Warrants remain outstanding, we are required by the terms of the Warrants to pay to Fletcher an amount equal to the dividend on each share of our common stock that Fletcher receives (or would have received if not for a cashless exercise) upon exercise of the Warrants.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 1,071,429 shares of our common stock and the Warrants to purchase an additional 1,304,347 shares of our common stock at an exercise price of $5.75 per share, subject to adjustment as described herein and subject to the net settlement provision of the Warrants. The Shares and the Warrants will be issued separately. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise, if any, of the Warrants or as Future Shares.

Common Stock

The common stock offered in this offering will be issued pursuant to the agreement between us and Fletcher (the “Agreement”). The material terms and provisions of our common stock are described under the caption “Description of Our Capital Stock” starting on page 17 of the accompanying prospectus. We are not obligated to issue shares of common stock and Fletcher is not obligated to purchase shares of common stock to the extent that Fletcher would beneficially own in excess of 19.99% of the number of shares of our common stock outstanding on November 8, 2009. Fletcher has also agreed not to acquire shares of our common stock if such purchase would result in Fletcher holding, together with all shares of our common stock held on such date by Fletcher prior to giving effect to any such purchase, more than 19.99% of the number of shares of our common stock outstanding on such date after giving effect to such purchase. The maximum number of shares of our common stock that are issued or issuable to Fletcher under the Agreement and upon exercise of the Warrants will not exceed 2,778,052 shares unless (a) the number of our shares of common stock outstanding increases or (b) Fletcher provides notice increasing this amount from time to time on one or more occasions. If we do not make the cash payment described herein in connection with a change of control, this maximum number will be equal to 9.75% of the number of shares of common stock outstanding of an acquiring person in the event of a change of control, subject to further adjustment as described above.

If we issue shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of our capital stock (a “Future Equity Issuance”) other than an Excluded Issuance (as hereinafter defined) within one year following the closing of the sale of the Shares to Fletcher, we are required to issue and deliver to Fletcher a number of shares of our common stock equal to the positive difference, if any, between (a) the quotient of (i) $7,500,000 divided by (ii) the price at which shares are issued or issuable in such Future Equity Issuance and (b) 1,071,429; provided, however, that the foregoing adjustment will not be made with respect to any Shares that Fletcher resells prior to the Future Equity Issuance. An “Excluded Issuance” means any of the following: (a) issuances pursuant to any stock split, dividend or distribution payable in additional shares of capital stock to holders of common stock, (b) sales or issuances to employees, consultants or directors of SMHG directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement, (c) issuances upon the exercise of any options or warrants to purchase capital stock outstanding on the date hereof, in each case in accordance with the terms of such options, warrant, or securities in effect on the date hereof, (d) shares issued or issuable pursuant to the Agreement or the Warrants, (e) issuances of common stock for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination, or (f) issuances of common stock to any bank, equipment lessor, or equipment vendor incidental to a debt or lease financing agreement that is not for equity financing or capital-raising purposes.

If we announce one or more restatements of, or restate one or more times, our financial statements on or before the first anniversary of the sale of the Shares to Fletcher, we are required to issue and deliver a number of shares of common stock to Fletcher equal to the positive difference, if any, between (x) the quotient of (1) $7,500,000 divided by (2) the Restatement Price (as hereinafter defined) and (y) that amount of the 1,071,429 shares issued in connection with the closing of the Agreement then owned by Fletcher. The “Restatement Price” means the daily volume-weighted average price of the common stock calculated as of any day during either of the following periods, in the sole discretion of Fletcher: (a) the ten business days after and excluding the date of the earlier of the date that the restatement was announced or the date the restatement occurs or (B) the ten business days after and excluding any date on which we file restated financial statements with the SEC with respect to such restatement.

Warrants

The Warrants will be issued pursuant to the agreement between us and Fletcher. The following is a brief summary of the material terms of the Warrants and is subject in all respects to the provisions contained in the Warrants. The form of Warrants has been filed with a Current Report on Form 8-K on November 12, 2009, and reference is made thereto for a complete description of the Warrants. The description of the Warrants together with the information concerning the Warrants contained in the Current Report on Form 8-K supersedes any description of the Warrants in the accompanying prospectus.

Exercisability. The holder may exercise the Warrants from time to time beginning on the date of original issuance and at any time thereafter for a period of ten years. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us notice of the election to exercise the Warrants at least three business days prior to payment in full for the number of shares of our common stock purchased upon such exercise. Unless the warrant exercise is for all of the shares remaining subject to the Warrants, each exercise must be for at an aggregate exercise price of least $500,000. We are not obligated to issue shares of common stock and Fletcher is not obligated to purchase shares of common stock to the extent that Fletcher would beneficially own in excess of 19.99% of the number of shares of our common stock outstanding on November 8, 2009. Fletcher has also agreed not to acquire shares of our common stock if such purchase would result in Fletcher holding, together with all shares of our common stock held on such date by Fletcher prior to giving effect to any such purchase, more than 19.99% of the number of shares of our common stock outstanding on such date after giving effect to such purchase. The maximum number of shares of our common stock that are issued or issuable to Fletcher under the Agreement and upon exercise of the Warrants will not exceed 2,778,052 shares unless (a) the number of our shares of common stock outstanding increases or (b) Fletcher provides notice increasing this amount from time to time on one or more occasions. If we do not make the cash payment described herein in connection with a change of control, this maximum number will be equal to 9.75% of the number of shares of common stock outstanding of an acquiring person in the event of a change of control, subject to further adjustment as described above.

Exercise Price. The exercise price per share of common stock issuable upon exercise of the Warrants is $5.75 per share of common stock being purchased, subject to adjustments as described herein and subject to the net settlement provision of the Warrants. The exercise price of the Warrants is subject to adjustment (a) in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, (b) in the event of future issuances or announcements of restatements or restatements of our financial statements, and (c) in certain events and to the extent set forth in the Warrants, upon the occurrence of a change in control. The Warrants contain a “cashless exercise” provision which would allow the holder, upon the holder’s election or our election, to exercise the Warrants and receive shares of our common stock without the payment of any additional consideration. This provision allows a Warrant holder to pay the exercise price of the Warrants by accepting a number of shares of common stock equal to the number of shares of common stock that would have been issuable if the holder had not elected a cashless exercise multiplied by a fraction, the numerator of which is the excess of the current market price of the common stock over the exercise price of the Warrants, and the denominator of which is the exercise price of the Warrants.

Transferability. The Warrants may be transferred at the option of the Warrant holder upon surrender of the Warrants to be transferred with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the Warrants on the NASDAQ Capital Market, any national securities exchange or any other nationally recognized trading system.

Future Equity Issuances. In the event of a Future Equity Issuance other than an Excluded Issuance within one year following any closing of any exercise of the Warrants (the “Prior Period“), we are required to issue and deliver to Fletcher a number of shares of our common stock equal to the positive difference, if any, with respect to each closing of any exercise of the Warrants during the Prior Period, between (x) the quotient of (A) the amount paid by Fletcher with respect to such Warrants exercise closing divided by (B) the price at which shares are issued or issuable in such Future Equity Issuance and (y) the number of shares of Common Stock issued on such Warrants exercise closing; provided, however, that the foregoing adjustment shall not be made with respect to any shares of common stock issued on such Warrants exercise closing that were sold by Fletcher prior to the Future Equity Issuance.

Restatement of Financial Statements. If we announce one or more restatements, or restate one or more times, our financial statements on or before the first anniversary of one or more Warrant exercises, we are required to issue and deliver a number of shares of common stock to Fletcher equal to the positive difference, if any, (x) the quotient of (1) the amount paid by Fletcher with respect to such Warrant exercise closing, divided by (2) the Restatement Price and (y) the number of shares of common stock issued on such Warrant exercise closing then owned by Fletcher.

Change of Control Transactions. In the event of a “Change of Control” transaction, as described in the Agreement and the Warrants, Fletcher and its assigns shall have the rights set forth in the Agreement and Warrants regarding changes of control. Pursuant to the Agreement, we have agreed not to enter into an agreement resulting in a Change of Control unless (x) we pay to Fletcher or its registered assigns, at the election of either SMHG or Fletcher, upon consummation of the Change of Control an amount of cash equal to the fair market value of the Warrants immediately prior to the Change of Control, to be determined by a qualified valuation firm selected by Fletcher and reasonably acceptable to us, giving due consideration to such factors as the financial condition and prospects of SMHG, the remaining unexpired term of the Warrants and the highest of the market price of our common stock immediately prior to (i) the announcement of the Change of Control, (ii) the date specified in a notice delivered by Fletcher to set such a measurement date, and (iii) the consummation of the Change of Control, provided no discount shall be considered in connection with any of the foregoing factors or otherwise as a result of our undergoing the Change of Control, or (y) (i) the agreement resulting in the Change of Control expressly obligates the acquiring person to assume upon consummation of the Change of Control all of our obligations under the Agreement and the Warrants or (ii) as a matter of corporate law the acquiring person is deemed to assume all of our obligations under the Agreement and the Warrants.

Cancellation. If the closing of the sale of the Shares does not occur on or before January 21, 2010, and all of the Company’s closing conditions for such sale have been satisfied or waived on or before January 7, 2010, and have continued to be satisfied or waived during the period starting on and including the date on which the Company delivers notice to Fletcher that such conditions are satisfied or waived in accordance with the terms of the agreement, as amended, and January 21, 2010, the Warrant shall be cancelled.

Amendment. The terms of the Warrants may be amended only upon the consent of the holder and the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.smhgroup.com. However, the information on our Internet site is not a part of this prospectus supplement and the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

•

Our Current Reports on Form 8-K filed on January 23, 2009, January 30, 2009, March 12, 2009, May 11, 2009, May 13, 2009, June 16, 2009, July 1, 2009, July 14, 2009, August 10, 2009, September 3, 2009, November 10, 2009, November 12, 2009, and December 11, 2009; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed on May 25, 2006.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Rick Berry

Investor Relations

Sanders Morris Harris Group Inc.

600 Travis, Suite 5800

Houston, Texas 77002

(713) 224-3100

PLAN OF DISTRIBUTION

The Shares and the Warrants will be issued by us directly to Fletcher pursuant to an agreement, as amended, described in our Current Reports on Form 8-K relating to our transaction with Fletcher, filed with the Securities and Exchange Commission on November 12, 2009 and December 11, 2009, pursuant to the Securities Exchange Act of 1934, which are incorporated by reference herein. For more information, please see the section entitled “Where You Can Find More Information” in this prospectus supplement. The closing of the offering of the Shares is expected to occur on or about December 28, 2009.

No underwriter has been involved in the preparation of, or has performed any review of, this Prospectus Supplement or the accompanying prospectus.

We have applied to list the Shares and the shares of our common stock issuable upon exercise of the Warrants on the Nasdaq Global Market.

LEGAL MATTERS

The validity of the Shares and the Warrants and certain other matters will be passed upon for us by John T. Unger, Senior Vice President and General Counsel of SMHG.

EXPERTS

The consolidated financial statements of Sanders Morris Harris Group Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report for 2008 contained an explanatory paragraph that stated “as discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain securities owned in 2008 due to adoption of FASB Statement No. 157, Fair Value Measurements.”

PROSPECTUS

Sanders Morris Harris Group Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time shares of our common stock, shares of our preferred stock, debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

The aggregate initial offering price of the securities that we will offer will not exceed $50,000,000. We will provide specific terms of any offering of these securities in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Investing in any of our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “SMHG.”

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is November 9, 2009

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “SMHG,” “Sanders Morris Harris Group,” “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Sanders Morris Harris Group Inc., a Texas corporation, and its consolidated subsidiaries, unless the context otherwise indicates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.smhgroup.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009;

•

Our Current Reports on Form 8-K and 8-K/A filed on January 23, 2009, January 30, 2009, March 12, 2009, May 11, 2009, May 13, 2009, June 16, 2009, July 1, 2009, July 14, 2009, August 10, 2009, and September 3, 2009, and November 9, 2009; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed on May 25, 2006.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Rick Berry

Investor Relations

Sanders Morris Harris Group Inc.

600 Travis, Suite 5800

Houston, Texas 77002

(713) 224-3100

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by our company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by the use of forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and those discussed in “Risk Factors” in this prospectus.

We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

THE COMPANY

We are a holding company that, through our subsidiaries and affiliates, provides asset and wealth management, investment banking, and institutional services. Our company as it exists today results largely from the merger in January 2000 of Sanders Morris Mundy Inc., a Houston-based full-service regional investment bank, and Harris, Webb & Garrison, Inc., a Houston-based investment management firm. Since the merger, we have grown significantly, both organically and through strategic acquisitions.

We were founded on the belief that a financial services company should be not only a counselor to its clients but also a partner. We and members of our executive management often invest in our products on the same basis as our clients, which we refer to as a “wealth partnership.” We believe that becoming wealth partners with our clients demonstrates our confidence in the investment opportunities that we recommend and differentiates us from our competitors. Consistent with this belief, we analyze every potential product that we offer to our clients as if we are investing in it ourselves, which we believe results in higher quality investments. Our wealth partnerships that we form with our clients not only help expand our client base but also help increase revenue from our existing clients by solidifying long-term relationships built upon high quality products and services.

As a result of our focus on creating wealth partnerships with our clients, our executive officers are directly and extensively involved in building client relationships and marketing our products and services. We focus on creating lasting relationships with our private, corporate, and institutional clients by providing a range of services throughout their financial life cycle, combining the personalized service and senior level attention of a smaller firm with the capabilities of a larger firm.

We believe that we have achieved strong brand recognition and a sound reputation in the southwestern United States. Our presence in Houston has helped us benefit from robust energy prices and a resulting increase in energy transactions. Additionally, our acquisitions have enabled us to add well-regarded asset managers and wealth advisors to our platform in other regions of the country. In all, we have 63 offices in 21 states. These factors have strengthened our brand recognition and reputation and have enabled us to attract new clients, not only in the Southwest but, increasingly, in other regions of the country.

Our Products and Services

Asset and Wealth Management

Our asset and wealth management business provides investment advisory, wealth and investment management, financial planning, and trust services to high net worth and mass affluent individuals and institutions.

Through our various asset and wealth management subsidiaries and divisions, we serve two distinct client bases:

•

High Net Worth and Mass Affluent Individuals: We define high net worth individuals as individuals who have over $1 million in investable assets and mass affluent individuals as individuals who have $100,000 to $1 million in investable assets. Throughout their financial life cycle, we provide these clients with comprehensive investment advisory and asset and wealth management services, as either a fiduciary or an agent, including asset allocation, investment strategies and alternatives, tax efficient estate and financial planning, trusts, and private client services.

•

Corporations and Institutions: We provide asset management services in specific investment styles to corporations and institutions. We distribute our asset management products both internally through our marketing efforts and externally through formal sub-advisory relationships and other distribution arrangements with third parties.

Investment Banking

Our investment banking services include public offerings and private placements of equity and debt securities, financial advisory services, and merchant banking services. We conduct our investment banking business through SMH Capital Inc., or “SMH Capital.”

Institutional Services

Our institutional services business, which we also conduct through SMH Capital, includes institutional equity and fixed income brokerage, institutional research, prime brokerage, and proprietary trading for a broad array of institutions. Our clients include banks, retirement funds, mutual funds, endowments, investment advisors, and insurance companies located throughout North America, Europe and Asia.

Our principal executive office is located at 600 Travis, Suite 5800, Houston, Texas 77002, and our telephone number is (713) 224-3100. Our website is www.smhgroup.com. The information on our website is not part of this prospectus and is not incorporated herein by reference.

Recent Developments

Disposition of interests in Endowment Fund affiliates and Salient Partners

On August 29, 2008, we entered into an Agreement to Retire Partnership Interest and Second Amendment to the Limited Partnership Agreement of Endowment Advisers, L.P. (the “EADV Agreement”) with Endowment Advisers, L.P. (the “Partnership”), The Endowment Fund GP, L.P. (“TEF GP”), and The Endowment Fund Management, LLC, the sole general partner of each of TEF GP and the Partnership (the “General Partner”), and the Partnership’s limited partners (other than us) (collectively with the General Partner, the “Continuing Partners”). Prior to entry into the EADV Agreement, we were a limited partner of the Partnership and TEF GP and a member of the General Partner with approximately a 23.15% partnership or member interest.

The Partnership is the investment adviser, and TEF GP is the general partner, of The Endowment Registered Fund, L.P. and The Endowment TEI Fund, L.P., each a limited partnership registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company.

Pursuant to the EADV Agreement, we agreed to sell to the Partnership, and to withdraw from the Partnership, and the Partnership agreed to purchase from us all of our partnership interests and the Partnership agreed to distribute to us consideration consisting of an aggregate amount equal to $86,000,000, plus a 6% per annum internal rate of return (the “Redemption Consideration”).

The EADV Agreement provides that the Partnership shall, to the extent funds are available for distribution as determined by the General Partner in good faith, taking into account all facts and circumstances at the time, distribute cash to us in each calendar quarter period equal to the greater of (i) 23.15% of the aggregate cash distributions of the Partnership, or (ii) $3,000,000 (the “Minimum Quarterly Distribution”), until such time as we have received the entire Redemption Consideration. We are entitled to receive each calendar quarter an amount equal to the Minimum Quarterly Distribution as a priority distribution before any cash distributions are made to any other partner during such calendar quarter, to the extent funds are available for distribution as determined by the General Partner in good faith, taking into account all facts and circumstances at the time.

The Redemption Consideration is subject to acceleration at any time after the occurrence of an uncured event of default, including a third party sale, merger or change of control transaction, or the failure to maintain specified adjusted earnings coverage levels related to the Minimum Quarterly Distribution. The Redemption Consideration is subject to reduction by a portion of our liability under the Salient Incentive Plan (as defined below) not to exceed $3,250,000.

In addition, on August 29, 2008, we also entered into a Purchase and Sale Agreement (the “Salient Agreement”) with Salient Partners, L.P. (“Salient Partners”), and Salient Capital Management, LLC (“SCM”), and the respective limited partners and members of Salient Partners and SCM, pursuant to which we agreed to sell to Salient Partners our partnership interest in Salient Partners and to SCM our member interest in SCM for aggregate consideration of $9,349,340 (the “Salient Purchase Price”).

The Salient Purchase Price is payable pursuant to the terms of an Unsecured Subordinated Promissory Note dated August 29, 2008 (the “Note”), in the original principal amount of $9,349,340, bearing interest at the U.S. prime rate (adjusted on a quarterly basis), payable as to principal in quarterly payments of $467,467 each (subject to applicable setoff amounts as discussed below), payable on the 1st day of March, June, September, and December of each year beginning December 1, 2008, and continuing until September 1, 2013, when the entire amount of the

Note, principal and interest then remaining unpaid, is due and payable. We may accelerate the Note at any time after the occurrence of an uncured event of default, including a third party sale, merger or change of control transaction, the incurrence of acquisition debt which is not subordinated to the Note, or the incurrence of Senior Debt (as defined in the Note) unless specified debt service coverage levels related to the Note are met.

Pursuant to the terms of the Salient Agreement, we remained liable for our pro rata share of the liability under the Salient Partners, L.P. Key Employee Equity Incentive Plan (the “Salient Incentive Plan”), in the maximum amount of $5,750,000 (the “SMHG Ratable Incentive Payout”). Our liability for the SMHG Ratable Incentive Payout will be satisfied (i) 43.5% ($2,500,000) by offset against the Note payments as they become due pro rated based upon the amount that the principal of the payment relates to then outstanding principal amount of the Note, and (ii) 56.5% ($3,250,000) by offset against the distributions due to us under the EADV Agreement pro rated based upon the amount that a quarterly distribution relates to the base amount of the Redemption Consideration. Our maximum liability with regard to the Salient Incentive Plan is the lesser of (i) $5,750,000 or (ii) 38.08% of all payments or benefits payable by Salient, SCM, or their equity owners to each Salient Incentive Plan participant attributable to his or her incentive plan units outstanding on the date hereof, and in the event that the amounts offset against the Note payments or distributions pursuant to the EADV Agreement exceed such maximum liability (regardless of whether such change occurs as the result of replacement, modification, or termination of the Salient Incentive Plan, or change in the participants or their rights thereunder), Salient or SCM are obligated to promptly pay to the Company in cash the amount of such excess offset at the time of any payout under the Salient Incentive Plan, or upon any modification, replacement or termination thereof.

On May 11, 2009, the outstanding principal amount of the Note was reduced by $2,250,000 in lieu of the offset described in the preceding paragraph and the quarterly principal payments reduced to $366,166.30 commencing on July 1, 2009.

Separation of Business Units and Disposition of Capital Markets Group

We have begun a process to separate our two primary business units, Asset and Wealth Management and Capital Markets, which are both currently operated through our primary subsidiary, SMH Capital Inc., into distinct legal entities, with the goal of selling at least a majority interest in the Capital Markets unit to a new investor and/or management of the unit.

On January 22, 2009, we and SMH Capital Inc. entered into a Contribution Agreement with Pan Asia China Commerce Corp. (“PAC3”), Madison Williams Capital, LLC (formerly Siwanoy Capital, LLC), and Madison Williams and Company, LLC, pursuant to which SMH Capital agreed to contribute to Madison Williams the assets, properties, working capital, and rights related and/or pertaining to its investment banking, institutional trading (including equity sales and fixed income sales), New York trading, and research businesses (excluding The Juda Group and the Concept Capital divisions) (the “Capital Markets Business”), including a specified amount of working capital (as adjusted for any profits of losses incurred in the Capital Markets Business between January 1, 2009 and the date of closing) less (i) the value of the accounts receivable contributed to Madison Williams, (ii) the value of the certain assets in SMH Capital’s New Orleans, Louisiana office, (iii) the value of certain money security deposits and any advance payments, and (iv) the value of certain securities to be mutually agreed upon by the parties in exchange for a 20% Class A Membership Interest in Madison Williams, cash, and a note issued by Madison Williams to the Company. PAC3 agreed to subscribe for and purchase a 40% Class A membership interest in Madison Williams in exchange for a cash payment and note and current members of management of the Capital Markets Business will retain the remaining 40% membership interest in Siwanoy. The transaction is expected to close following approval by the Financial Industry Regulatory Authority (“FINRA”) of a new member application by the Madison Williams and Company, LLC, which is anticipated to be in the fourth quarter of 2009.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks, including those described below, which could effect the value of your investment in the future. The risk factors described below provide examples of risks, uncertainties, and events that could have a material adverse effect on our business, including our operating results and financial condition and represent what we believe are the most significant risk factors with respect to us and our business. These risks could cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. You should carefully consider the following factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to invest in our securities.

Risks Relating to the Nature of the Financial Services Business

There is no assurance that recently enacted legislation authorizing the Department of the Treasury to establish programs to purchase illiquid mortgages and invest directly in financial institutions will stabilize the financial markets.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (EESA). The legislation was the result of a proposal by President Bush and Treasury Secretary Henry M. Paulson, Jr. to the United States Congress on September 20, 2008, in response to the financial crises affecting the banking system and financial markets and going concern threats to major investment banks and other financial institutions. Pursuant to the EESA, the Department of the Treasury has the authority to, among other things, purchase and insure up to $700 billion of mortgages, mortgage-backed securities, and certain other financial instruments from financial institutions for the purpose of providing liquidity to the United States financial system. The Treasury, Federal Reserve Board, and Federal Deposit Insurance Corporation (FDIC) are implementing an array of other assistance programs. There is no assurance that government intervention will succeed in reducing the extreme levels of volatility and increasing the limited credit availability currently being experienced. The failure of EESA to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit, or the trading price of our common stock.

Difficult market conditions have adversely affected the financial services industry and could adversely affect us.

The stock and credit markets have been experiencing volatility and disruption for more than twelve months. In October 2008, the volatility and disruption reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. In addition, the financial services industry is experiencing unprecedented change and volatility. During 2008, several banks and securities firms in the United States and elsewhere have failed outright or have been acquired by other financial institutions, often in distressed sales. The continuation or worsening of current conditions may cause us to face some or all of the following risks:

•

The number of investment banking transactions where we act as adviser could be adversely affected by continued uncertainties in valuations related to asset quality and creditworthiness, volatility in the equity markets, and diminished access to financing.

•	Our opportunity to act as underwriter or placement agent in equity and debt offerings could be adversely affected by competing government sources of equity or by volatile equity or debt markets.

•

We may experience losses in securities trading activities or as a result of write-downs in the value of securities that we own as a result of deteriorations in the businesses or creditworthiness of the issuers of such securities.

•

We may incur unexpected costs or losses as a result of the bankruptcy or other failure of companies for which we have performed investment banking services to honor ongoing obligations such as indemnification or expense reimbursement agreements.

•

As an introducing broker to clearing firms, we are responsible to the clearing firm and could be held liable for the defaults of our customers, including losses incurred as the result of a customer’s failure to meet a margin call. Although we review credit exposure to specific customers, default risk may arise from events or circumstances that are difficult to detect or foresee. When we allow customers to purchase securities on margin, we are subject to risks inherent in extending credit. This risk increases when a market is rapidly declining and the value of the collateral held falls below the amount of a customer’s indebtedness. If a customer’s account is liquidated as the result of a margin call, we are liable to our clearing firm for any deficiency.

•

Competition in our investment banking, sales, and trading businesses could intensify as a result of the increasing pressures on financial services companies and larger firms competing for transactions and business that historically would have been too small for them to consider.

•

Our industry could face increased regulation as a result of legislative or regulatory initiatives, and the responsibilities of the SEC and other federal agencies may be reallocated. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

•	Government intervention may not succeed in stabilizing the financial and credit markets and may have negative consequences for our business.

If one or more of the foregoing risks occurs, we could experience an adverse effect, which may be material, on our business, financial condition, and results of operations.

Lack of sufficient liquidity or access to capital could impair our business and financial condition.

Historically, we have satisfied our need for funding from internally generated funds, sales of shares of our common stock to our employees and the public, and a revolving credit facility with a financial institution. As a result of the low level of leverage that we have traditionally employed in our business model, we have not been forced to significantly curtail our business activities as a result of lack of credit sources and we believe that our capital resources are currently sufficient to continue to support our current business activities. However, to complete our acquisition of Edelman Financial Advisors, LLC we will need approximately $10 million in available cash in January 2010. In the event existing internal and external financial resources do not satisfy our needs, we would have to seek additional outside financing. The availability of outside financing will depend on a variety of factors, such as our financial condition and results of operations, the availability of acceptable collateral, market conditions, the general availability of credit, the volume of trading activities, and the overall availability of credit to the financial services industry.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different counterparties and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the receivable due us. Any such losses could be material and could materially and adversely affect our business, financial condition, and results of operations.

The asset and wealth management, investment banking, and institutional services industries are highly competitive. If we are not able to compete successfully against current and future competitors, our business, financial condition, and results of operations will be adversely affected.

The financial services business is highly competitive, and we expect it to remain so. The principal competitive factors influencing our asset and wealth management, investment banking and institutional services businesses are:

•	the experience and quality of the professional staff;

•	reputation in the marketplace;

•	existing client relationships;

•	ability to commit capital to client transactions; and

•	mix of market capabilities.

Our ability to compete effectively in our asset and wealth management and investment banking activities is also influenced by the adequacy of our capital levels and by our ability to raise additional capital.

We compete directly with many other national and regional full service financial services firms and, to a lesser extent, with discount brokers, investment banking firms, investment advisers, broker-dealer subsidiaries of major commercial bank holding companies, and other companies offering financial services in the U.S., globally, and through the Internet. We also compete for asset management and fiduciary services with commercial banks, private trust companies, sponsors of mutual funds, insurance companies, financial planning firms, venture capital, private equity, and hedge funds, and other asset managers.

We are a relatively small firm with approximately 639 employees as of December 31, 2008, and total revenue of $196.3 million in 2007. Many of our competitors have greater personnel and financial resources than we do. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of products and distribution outlets for their products, larger customer bases, and greater name recognition. These larger and better capitalized competitors may be better able to respond to changes in the asset and wealth management and investment banking industries, to finance acquisitions, to fund internal growth, and to compete for market share generally. Also, many of our competitors have more extensive investment banking activities than we do and, therefore, may possess a relative advantage in accessing deal flow and capital. In addition to competition from firms currently in the securities business, there has been increasing competition from other firms offering financial services, including automated trading and other services based on technological innovations.

Increased pressure created by current or future competitors, individually or collectively, could materially and adversely affect our business and results of operations. Increased competition may result in reduced revenue and loss of market share. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that also could materially and adversely affect our business and results of operations. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. We cannot assure you that we will be able to compete successfully against current and future competitors.

Competition also extends to the hiring and retention of highly skilled employees. A competitor may be successful in hiring away an employee or group of employees, which may result in our losing business formerly serviced by them. Such competition can also raise our costs of hiring and retaining the key employees we need to effectively execute our business plan.

If we are unable to compete effectively, our business, financial condition, and results of operations will be adversely affected.

We may experience reduced revenue due to downturns or disruptions in the securities markets that reduce market volumes, securities prices, and liquidity, which can also cause counterparties to fail to perform.

The securities business is, by its nature, subject to significant risks, particularly in volatile or illiquid markets, including:

•	the risk of trading losses;

•	losses resulting from the ownership or underwriting of securities;

•	counterparty failure to meet commitments;

•	customer fraud;

•	employee fraud;

•	issuer fraud;

•	errors and misconduct;

•	failure in connection with the processing of securities transactions; and

•	customer litigation.

We are an asset and wealth management, investment banking, and institutional services firm and changes in the financial markets or economic conditions in the U.S. and elsewhere in the world could adversely affect our business in many ways. The securities business is directly affected by many factors, including market, economic, and political conditions; broad trends in business and finance; investor sentiment and confidence in the financial markets; legislation and regulation affecting the national and international business and financial communities; currency values; inflation; the availability and cost of short-term and long-term funding and capital; the credit capacity or perceived creditworthiness of the securities industry in the marketplace; the level and volatility of equity prices and interest rates; and technological changes. These and other factors can contribute to lower price levels for securities and illiquid markets.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. In recent weeks, the volatility and disruption have reached unprecedented levels. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market, and a declining real estate market in the U.S. have contributed to this increased volatility and have diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil and gas prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown. Many economists are now predicting that the U.S. economy, and possibly the global economy, may enter into a prolonged recession or depression as a result of the deterioration in the credit markets and the related financial crisis, as well as a variety of other factors.

This market downturn could result in lower prices for securities, which may result in reduced management fees calculated as a percentage of assets managed. The market downturn could also lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenue we receive from commissions and spreads. Fluctuations in market activity could impact the flow of investment capital into or from assets under management and advisement and the way customers allocate capital among money market, equity, fixed income, or other investment alternatives, which could negatively impact our asset and wealth management business. Unfavorable financial or economic conditions would likely reduce the number and size of transactions in which we provide underwriting, financial advisory, and other services. Our corporate finance revenue, in the form of financial advisory and underwriting fees, is directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. In periods of low volume or price levels, profitability is further adversely affected because certain of our expenses remain relatively fixed.

Sudden sharp declines in market values of securities can result in illiquid markets and the failure of counterparties to perform their obligations, which could make it difficult for us to sell securities, hedge securities positions, and invest funds under management. Market declines could also increase claims and litigation, including arbitration claims from customers. In such markets, we may incur reduced revenue or losses in our principal trading, market making, investment banking, merchant banking, and financial advisory activities.

We are also subject to risks inherent in extending credit to the extent our clearing brokers permit our customers to purchase securities on margin. The margin risk increases during rapidly declining markets when collateral values may fall below the amount our customer owes us. Any resulting losses could adversely affect our business, financial condition, and results of operations.

There are market, credit and counterparty, and liquidity risks associated with our market making, principal trading, merchant banking, arbitrage, and underwriting activities. We may experience significant losses if the value of our marketable security positions deteriorates.

We conduct principal trading, market making, merchant banking, and arbitrage activities for our own account, which subjects our capital to significant risks. These activities often involve the purchase, sale, or short sale of securities as principal in markets that are characterized as relatively illiquid or that may be susceptible to rapid fluctuations in liquidity and price. Current unfavorable market conditions could limit our resale of purchased securities or the repurchase of securities sold short. These risks involve market, credit and counterparty, and liquidity risks, which could result in losses for us. Market risk relates to the risk of fluctuating values and the ability of third parties to whom we have extended credit to repay us. Credit and counterparty risks represent the potential loss due to a client or counterparty failing to perform its contractual obligations, such as delivery of securities or payment of funds. Liquidity risk relates to our inability to liquidate assets or redirect illiquid investments. In any period we may experience losses as a result of price declines, lack of trading volume, or lack of liquidity.

In our underwriting and merchant banking, asset and wealth management, and other activities, we may have large concentrations in securities of, or commitments to, a single issuer or issuers engaged in a specific industry. As an underwriter, we may incur losses if we are unable to resell the securities we commit to purchase or if we are forced to liquidate our commitment at less than the agreed purchase price. Also, the trend, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, as an underwriter (including a co-manager), we may retain significant concentrations in individual securities. These concentrations increase our exposure to market risks.

Our business depends on the services of our executive officers, senior management, and many other skilled professionals and may suffer if we lose the services of our executive officers, senior management, or other skilled professionals.

We depend on the continuing efforts of our executive officers and senior management. That dependence may be intensified by our decentralized operating strategy. If executive officers or members of senior management leave us, our business or prospects could be adversely affected until we attract and retain qualified replacements.

We derive a substantial portion of our revenue from the efforts of our financial services professionals. Therefore, our future success depends, in large part, on our ability to attract, recruit, and retain qualified financial services professionals. Demand for these professionals is high and their qualifications make them particularly mobile. These circumstances have led to escalating compensation packages in the industry. Up front payments, increased payouts, and guaranteed contracts have made recruiting these professionals more difficult and can lead to departures by current professionals. From time to time we have experienced, and we may in the future experience, losses of asset and wealth management, sales and trading, research, and investment banking professionals. Departures can also cause client defections due to close relationships between clients and the professionals. If we are unable to retain our key employees or attract, recruit, integrate, or retain other skilled professionals in the future, our business could suffer.

We have a number of investment adviser affiliates, including Edelman Financial Center, the Rikoon Group, Leonetti & Associates, and Miller-Green Financial, which were founded by and are identified with one individual. The departure, death, or disability of that individual could result in the loss of clients and assets under management.

We generally do not have employment agreements with our senior executive officers or other professionals. We attempt to retain our employees with incentives such as the issuance of our stock subject to continued employment. These incentives, however, may be insufficient in light of increasing competition for experienced professionals in the securities industry, particularly if our stock price declines or fails to appreciate sufficiently to be a competitive source of a portion of a professional’s compensation.

An economic downturn in the U.S generally, or in any of our target sectors, could adversely affect our revenue.

Asset and wealth management, investment banking, and institutional services for clients based in the U.S. account for a significant portion of our revenue. An economic downturn in the U.S. generally or in the energy sector or another of our target sectors could adversely affect our existing and potential asset and wealth management clients and the emerging and middle-market companies and industries within the region we predominantly serve, which could in turn reduce our asset and wealth management, underwriting, and institutional services businesses and adversely affect our financial results and the market value of our securities.

Litigation and potential securities laws liabilities may adversely affect our business.

Many aspects of our business involve substantial risks of liability, litigation, and arbitration, which could adversely affect us. As a normal part of our business, we are from time to time named as a defendant or co-defendant in civil litigation and arbitration proceedings and as the subject of regulatory investigations arising from our business activities as a financial services firm. Some of these proceedings involve claims for substantial amounts of damages, based on allegations such as misconduct by us or our failure to properly supervise our asset and wealth management advisors, bad investment advice, unsuitable investment recommendations or excessive trading in a client’s account by our asset and wealth management advisors, materially false or misleading statements made in connection with securities offerings and other transactions, the advice we provide to participants in corporate transactions, and disputes over the terms and conditions of complex trading arrangements. The risks of liability, litigation, and arbitration often may be difficult to assess or quantify, and their existence and magnitude often remain unknown for substantial periods of time. In view of the inherent difficulty of predicting the outcome of legal and regulatory proceedings, particularly where the plaintiffs or regulatory authorities seek substantial or indeterminate damages or fines or where novel legal theories or a large number of parties are involved, we cannot state with confidence what the eventual outcome of currently pending matters will be or what the timing of the ultimate resolution of these matters will be. Depending on our results for a particular period, an adverse determination could have a material effect on quarterly or annual operating results in the period in which it is resolved.

In recent years, there has been a substantial amount of litigation involving the investment banking industry, including class action lawsuits seeking substantial damages and other suits seeking punitive damages. Companies engaged in the underwriting of securities, as we are, are subject to substantial potential liability, including for material misstatements or omissions in prospectuses and other communications in underwritten offerings of securities or statements made by securities analysts. These liabilities can arise under federal securities laws, similar state statutes, and common law doctrines. The risk of liability may be higher for an underwriter that, like us, is active in the underwriting of securities offerings for emerging and middle-market companies because of the higher degree of risk and volatility associated with the securities of these companies. The defense of these or any other lawsuits or arbitration proceedings may divert the efforts and attention of our management and staff, and we may incur significant legal expense in defending litigation or arbitration proceedings.

Poor investment performance, in either relative or absolute terms, may reduce the profitability of our asset and wealth management business.

In 2008, our asset and wealth management revenue was $102.7 million, accounting for 52.2% of our total revenue. We derive our revenue from this business primarily from management fees that are based on committed capital, assets under management or advisement, and incentive fees, which are earned if the return of our proprietary funds exceeds certain threshold returns. Our ability to maintain or increase assets under management or advisement is subject to a number of factors, including investors’ perception of our past performance, in either relative or absolute terms, market or economic conditions, and competition from other fund managers.

Investment performance is one of the most important factors in retaining existing clients and competing for new asset and wealth management business. Poor investment performance could reduce our revenue and impair our growth in a number of ways:

•	existing clients may withdraw funds from our asset and wealth management business in favor of better performing products;

•	our incentive fees could decline or be eliminated entirely;

•	asset-based advisory fees could decline from a decrease in assets under management or advisement;

•	our ability to attract funds from existing and new clients might diminish;

•	firms with which we have business relationships may terminate their relationships with us; and

•	our wealth managers and investment advisors may depart, whether to join a competitor or otherwise.

Even when market conditions are generally favorable, our investment performance may be adversely affected by the investment style of our asset and wealth management and investment advisors and the particular investments that they make. To the extent our future investment performance is perceived to be poor in either relative or absolute terms, the revenue and profitability of our asset and wealth management business will likely be reduced and our ability to attract new clients and funds will likely be impaired.

Our asset and wealth management clients can terminate their relationships with us, reduce the aggregate assets under management or advisement, or shift their funds to other types of accounts with different rate structures for any number of reasons, including investment performance, changes in prevailing interest rates, inflation, changes in investment preferences of clients, changes in our reputation in the marketplace, changes in management or control of clients or third party distributors with whom we have relationships, loss of key investment management personnel or wealth advisors, and financial market performance.

We may experience substantial fluctuations in our operating results from period to period due to the nature of our business and therefore fail to meet profitability expectations, which may impair the price of our securities.

Our operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors. These factors include:

•	levels of assets under our management or advisement;

•	the number of underwriting and merger and acquisition transactions completed by our clients and the level and timing of fees we receive from those transactions;

•	the number of institutional and retail brokerage transactions and the commissions we receive from those transactions;

•	changes in the market valuations of investments held by proprietary investment funds that we organize and manage and of companies in which we have invested as a principal;

•	the timing of recording of asset management fees and special allocations of income, if any;

•	the realization of profits and losses on principal investments;

•	variations in expenditures for personnel, consulting, accounting, and legal expenses;

•	expenses of establishing any new business units, including marketing and technology expenses; and

•	changes in accounting principles.

Our revenue from an underwriting transaction is recorded only when the underwriting is completed. Revenue from merger or acquisition transactions is recorded only when non-refundable retainer fees are received or the transaction closes. Accordingly, the timing of recognition of revenue from a significant transaction can materially affect our quarterly and annual operating results. Additionally, we have a certain level of fixed costs in our investment banking operations. As a result, we could experience losses in these operations if revenue from our services is lower than our fixed costs.

We depend on proprietary and third party systems, so a system failure could significantly disrupt our business, which in turn could negatively affect the market price of our securities. These and other operational risks may disrupt our business, result in regulatory action against us, or limit our growth.

Our business depends highly on our ability to process, on a daily basis, a large number of transactions across numerous and diverse markets, and the transactions we process have become increasingly complex. Consequently, we rely heavily on our communications and financial, accounting, and other data processing systems, including systems provided by our clearing brokers and service providers. We face operational risk arising from mistakes made in the confirmation or settlement of transactions or from transactions not being properly recorded, evaluated, or accounted.

If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our business, liability to clients, regulatory intervention, or reputational damage. Any failure or interruption of our systems, the systems of our clearing brokers, or third party trading systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results. In addition, our clearing brokers provide our principal disaster recovery system. We cannot assure you that we or our clearing brokers will not suffer any systems failures or interruption, including ones caused by earthquake, fire, other natural disasters, power or telecommunications failure, act of God, act of war, terrorism, or otherwise, or that our or our clearing brokers’ back-up procedures and capabilities in the event of any such failure or interruption will be adequate. The inability of our or our clearing brokers’ systems to accommodate an increasing volume of transactions could also constrain our ability to expand our business.

Strategic investments or acquisitions may result in additional risks and uncertainties in our business.

We intend to grow our core businesses through both internal expansion and through strategic investments and acquisitions. To the extent we make strategic investments or acquisitions, we face numerous risks and uncertainties combining or integrating the relevant businesses and systems, including the need to combine accounting and data processing systems and management controls, and to integrate relationships with clients, vendors, and business partners. Acquisitions pose the risk that any business we acquire may lose clients or employees or could under-perform relative to expectations.

Risks Related to the Regulation of Our Business

Our securities broker-dealer and investment adviser subsidiaries are subject to substantial regulation. If we fail to comply with applicable requirements, our business will be adversely affected.

Our businesses are subject to extensive regulation under both federal and state laws. SMH Capital is registered as a broker-dealer with the SEC and FINRA; SMH Capital, SMH Capital Advisers, Edelman Financial Center, The Rikoon Group, Leonetti & Associates, and Miller-Green Financial, are registered with the SEC as investment advisers. All of the professional agents employed by Select Sports Group, Ltd. and SSG Baseball, L.P. are registered as certified contract advisors with the National Football League Players Association or agents with the Major League Baseball Players Association.

The SEC is the federal agency responsible for the administration of federal securities laws. In addition, self-regulatory organizations, principally FINRA and the securities exchanges, are actively involved in the regulation of broker-dealers. We are also subject to regulation by state securities commissions in those states in which we do business. The principal purpose of regulation and discipline of broker-dealers is the protection of clients and the securities markets rather than protection of creditors and shareholders of broker-dealers. Broker-dealers are subject to regulations that cover all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of customers’ funds and securities, capital structure of securities firms, record-keeping, and the conduct of directors, officers, and employees.

The SEC, FINRA, other self-regulatory organizations, and state securities commissions may conduct administrative proceedings that can result in:

•	censure, fines, or civil penalties;

•	issuance of cease-and-desist orders;

•	deregistration, suspension, or expulsion of a broker-dealer or investment adviser;

•	suspension or disqualification of the broker-dealer’s officers or employees;

•	prohibition against engaging in certain lines of business; and

•	other adverse consequences.

The imposition of any penalties or orders on us could have a material adverse effect on our business, financial condition, and results of operations. The investment banking and brokerage industries have recently come under scrutiny at both the state and federal levels, and the cost of compliance and the potential liability for non-compliance has increased as a result.

The regulatory environment in which we operate is also subject to change. Our business may be adversely affected as a result of new or revised legislation, or changes in rules promulgated by the SEC, FINRA, and other self-regulatory organizations. We may also be adversely affected by changes in the interpretation or enforcement of existing laws and rules by the SEC and FINRA.

Our financial services businesses may be materially affected not only by regulations applicable to our subsidiaries as financial market intermediaries but also by regulations of general application. For example, the volume of our underwriting, merger and acquisition, merchant banking, and principal investment business in a given period could be affected by existing and proposed tax legislation, antitrust policy, and other governmental regulations and policies (including the monetary policies of the Federal Reserve Board), as well as changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities.

Our ability to comply with laws and regulations relating to our financial services businesses depends in large part upon maintaining a system to monitor compliance and our ability to attract and retain qualified compliance personnel. Although we believe we are in material compliance with all applicable laws and regulations, we may not be able to comply in the future. Any noncompliance could have a material adverse effect on our business, financial condition, and results of operations.

The business operations of SMH Capital may face limitations due to net capital requirements.

As a registered broker-dealer, SMH Capital is subject to the net capital rules administered by the SEC and FINRA. These rules, which specify minimum net capital requirements for registered broker-dealers and FINRA members, are designed to assure that broker-dealers maintain adequate net capital in relation to their liabilities and the size of their customers’ business. These requirements have the effect of requiring that a substantial portion of a broker-dealer’s assets be kept in cash or highly liquid investments. Failure to maintain the required net capital may subject a firm to suspension or revocation of its registration by the SEC and suspension or expulsion by FINRA and other regulatory bodies. Compliance with these net capital rules could limit operations that require extensive capital, such as underwriting or trading activities.

These net capital rules could also restrict our ability to withdraw capital in situations where SMH Capital has more than the minimum required capital. We may be limited in our ability to pay dividends, implement our strategies, pay interest or repay principal on our debt, and redeem or repurchase our outstanding shares. In addition, a change in these net capital rules or new rules affecting the scope, coverage, calculation, or amount of the net capital requirements, or a significant operating loss or significant charge against net capital, could have similar effects.

As a holding company, we depend on dividends, distributions, and other payments from our subsidiaries to fund any dividend payments and to fund all payments on our obligations. As a result, any regulatory action that restricts SMH Capital’s ability to make payments to us could impede access to funds we need to make dividend payments or payments on our obligations.

Risks Relating to Owning Our Securities

The market price of our securities may be volatile, which could adversely affect the value of our securities. Our securities may trade at prices below your purchase price.

The market price of our securities may be subject to significant fluctuations in response to many factors, including:

•	our perceived prospects;

•	the perceived prospects of the securities and financial services industries in general;

•	differences between our actual financial results and those expected by investors and analysts;

•	changes in securities analysts’ recommendations or projections;

•	our announcements of significant contracts, milestones, or acquisitions;

•	sales of substantial amounts of our common stock;

•	changes in general economic or market conditions, including conditions in the securities brokerage and investment banking markets;

•	changing conditions in the industry of one of our major client groups; and

•	fluctuations in stock market price and volume unrelated to us or our operating performance.

Many of these factors are beyond our control. Any one of the factors noted herein could have an adverse effect on the value of our securities. Our securities may trade at prices below your purchase price.

Because our board of directors can issue common stock without shareholder approval, you could experience substantial dilution.

Our board of directors has the authority to issue up to 100,000,000 shares of common stock, to issue options and warrants to purchase shares of our common stock, and to issue debt convertible into common stock without shareholder approval in certain circumstances. Future issuances of additional shares of our common stock could be at values substantially below the price at which you may purchase our stock and, therefore, could represent substantial dilution. In addition, our board of directors could issue large blocks of our securities to fend off unwanted tender offers or hostile takeovers without shareholder approval.

Our ability to issue “blank check” preferred stock without approval by the holders of our common stock could adversely affect your rights as a common shareholder and could be used as an anti-takeover device.

Our charter allows our board to issue preferred stock and to determine its rights, powers, and preferences without shareholder approval (“blank check preferred stock”). Future preferred stock issued under the board’s authority could contain preferences over our common stock as to dividends, distributions, and voting power. Holders of preferred stock could, for example, be given the right to separately elect some number of our directors in all or specified events or an independent veto right over certain transactions, and redemption rights and liquidation preferences assigned to preferred shareholders could affect the residual value of your common stock. We could also use the preferred stock to deter or delay a change in control that may be opposed by management even if the transaction might be favorable to you as a common shareholder.

Anti-takeover provisions of the Texas Business Corporation Act and our charter could discourage a merger or other type of corporate reorganization or a change in control even if it could be favorable to the interests of our shareholders.

Provisions of our corporate documents and Texas law may delay or prevent an attempt to obtain control of our company, whether by means of a tender offer, business combination, proxy contest, or otherwise. These provisions include:

•	the authorization of blank check preferred stock;

•	the ability to remove directors only for cause, and then only on approval of the holders of two-thirds of the outstanding voting stock;

•	a restriction on the ability of shareholders to take actions by less than unanimous written consent; and

•	a restriction on business combinations with interested parties.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs, which may result in their taking actions with which you do not agree.

Our executive officers, directors, and affiliates, and entities affiliated with them, control approximately 30.2% of our outstanding common stock (including exercisable stock options held by them). These shareholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which you do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control and might affect the market price of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated.

	Year Ended December 31,
	2008		2007		2006		2005		2004		2003
Ratio of earnings to fixed charges(1)	—(2)	•	2.84x	•	5.67x	•	4.95x	•	10.24x	•	11.05x

(1)	The ratio of earnings to fixed charges was computed by dividing earnings available for fixed charges by fixed charges. Fixed charges consist of interest expense primarily related to financing transactions and short-term borrowings, and the interest portion of operating lease rental expense (interest factor deemed to be one-third of operating lease rental expense).
(2)	(Losses) / earnings to fixed charges for the year ended December 31, 2008, were inadequate to cover fixed charges. Additional income before income tax expense of $55.2 million would have been necessary to bring the ratio to 1.0.

We do not calculate ratios of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures, and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities, which may be senior or subordinated;

•	warrants;

•	stock purchase contracts; or

•	stock purchase units.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, senior or subordinated debt securities, warrants, stock purchase contracts, or stock purchase units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

DESCRIPTION OF OUR CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, as amended, and all applicable provisions of Texas law.

General

Our articles of incorporation authorize us to issue 110,000,000 shares of stock, consisting of 10,000,000 shares of preferred stock, par value $0.10 per share, none of which is outstanding, and 100,000,000 shares of common stock, par value $0.01 per share, 28,489,486 shares of which were issued and outstanding as of September 30, 2009. The following is a summary description of our capital stock and is qualified in its entirety by reference to applicable provisions of our articles of incorporation and bylaws.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock owned of record in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of our common stock do not have cumulative voting rights. Therefore, subject to any voting rights that may be later granted to holders of our preferred stock, under our bylaws, holders of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote can elect all of our directors. Subject to the rights of any outstanding series of our preferred stock, the common shareholders are entitled to dividends when and if declared by our board of directors out of funds legally available for that purpose. Our common stock is not subject to any calls or assessments. Upon liquidation or dissolution, common shareholders are entitled to share ratably in all net assets distributable to shareholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion, or preemptive rights.

Preferred Stock

We can issue shares of our preferred stock without shareholder approval. Our board can issue up to 10,000,000 shares of preferred stock in one or more series and can determine, for any series of preferred stock, the terms and rights of the series, including:

•	the number of shares, designation, and stated value of the series;

•	the rate and times at which dividends will be payable on shares of the series, and the status of dividends as cumulative or non-cumulative and as participating or non-participating;

•	the voting rights, if any, for shares of the series;

•	any prices, times, and terms at or on which shares of the series may be redeemed;

•	any rights and preferences of shares of the series upon any liquidation, dissolution, or winding up of our affairs or any distribution of our assets;

•	any rights to convert shares of the series into, or exchange shares of the series for, shares of any other class of our stock;

•	the terms of any retirement or sinking fund for shares of the series;

•	any limitations on the payment of dividends or making of distributions on, or the acquisition of, our common stock or any other junior class of stock;

•	any conditions or restrictions on our indebtedness or issuances of any additional stock; and

•	any other powers, preferences, and relative, participating, optional, and other special rights, and their limitations.

Any issuance of our preferred stock may adversely affect the voting powers or rights of the holders of our common stock.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that could impede our acquisition by a tender or exchange offer, a proxy contest, or otherwise. This summary of these provisions is subject to the pertinent sections of our articles of incorporation and bylaws and the Texas Business Corporation Act.

Preferred Stock. Our board may issue a series of our preferred stock that could, depending on its terms, impede the completion of a merger, tender offer, or other takeover attempt. Any board decision to issue such stock will be based on the board’s judgment as to the best interests of the company and its shareholders. Our board may issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror could otherwise change the composition of the board of directors, including a tender or exchange offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests, or in which shareholders might receive a premium for their stock over its then-market price.

Removal of Directors. Our articles of incorporation provide that directors may be removed only for cause, and then only by the affirmative vote of holders of at least two-thirds of all outstanding voting stock.

Shareholder Meetings. Our articles of incorporation provide that our shareholders can act at an annual or special meeting. The articles are silent as to shareholder action by written consent in lieu of a meeting. Therefore, under Texas law, shareholder action by less than unanimous consent is not permitted. Our articles of incorporation and bylaws provide that special meetings of shareholders may be called only by a majority of the board of directors, the chairman of the board, or the president. The business that may be conducted at any special meeting of shareholders is limited to the business brought before the meeting as set forth in the notice of the meeting. These provisions would prevent non-director shareholders from taking action by written consent or otherwise without proper notice to the board.

Our bylaws require advance notice to us of any business to be brought by a shareholder before an annual meeting of shareholders and establish procedures to be followed by shareholders in nominating persons for election to our board. Generally, these provisions require written notice to the secretary of the company by a shareholder: (1) if the shareholder proposes to bring any business before an annual meeting, and (2) if the shareholder wants to nominate any person for election to our board of directors, in each case not less than 60 nor more than 180 days before the anniversary date of the immediately preceding annual meeting of shareholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The shareholder’s notice must set forth specific information regarding the shareholder and his business and director nominee, as described in our bylaws.

Anti-Takeover Statutes. As a Texas corporation, we are subject to Article 13 of the Texas Business Corporation Act. In general, Article 13 prevents an “affiliated shareholder” (defined generally as a person owning 20% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” (as the act defines that term) with a Texas corporation for three years following the date the person became an affiliated shareholder unless:

•

before the person became an affiliated shareholder, the board of directors of the corporation approved the transaction in which the affiliated shareholder became interested or approved the business combination; or

•

following the transaction in which the person became an affiliated shareholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote of the holders of 66-2/3% of the outstanding voting stock of the corporation not owned by the affiliated shareholder at a meeting of shareholders duly called not less than six months after the transaction in which the affiliated shareholder became affiliated.

Article 13’s restrictions do not apply to business combinations with an affiliated shareholder who became affiliated through a transfer of shares by will or intestate succession and was continuously affiliated until the business combination announcement date or business combinations involving a domestic wholly owned subsidiary not affiliated with the affiliated shareholder other than through his interest in the parent corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, Cleveland, Ohio.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to deposit any mandatory sinking fund payment when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, and premium, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment therefor:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of our common shares at a future date or dates. The specific terms of any stock purchase contracts will be described in the applicable prospectus supplement relating to the stock purchase contracts offered. The following description of the stock purchase contracts and any stock purchase contract in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the applicable purchase agreement relating to the stock purchase contracts offered, a copy of which we will file with the SEC in connection with the issuance of any stock purchase contracts. The consideration per share of common shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

We may also issue stock purchase units, including stock purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, warrants, or common stock. The price of our debt securities or price per share of common stock, preferred stock, or warrants, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase units. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

These contracts, and the holders’ obligations to purchase our common shares under the purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to, or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured, or other collateral satisfactory to the Federal Reserve. Moreover, any one or more of the above securities, common shares or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares under the purchase contracts. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts or stock purchase units issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock, or warrants, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may also sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated price, any of which may represent a discount from the prevailing market prices. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

We may sell the securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

SMH Capital Inc., our wholly-owned subsidiary, is a member of the Financial Industry Regulatory Authority, formerly known as the National Association of Securities Dealers, Inc. (“NASD”). Accordingly, our offering of securities will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD and/or any other rule that might compliment or replace such rule. Any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Thompson & Knight LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Sanders Morris Harris Group Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report for 2008 contained an explanatory paragraph that stated “As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain securities owned in 2008 due to the adoption of FASB Statement No. 157, Fair Value Measurements.”